NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                                   RIDE, INC.


    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, no par value (the "Shares"), of RIDE, INC., a Washington corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BT, Alex Brown (the "Depository") on or prior to the Expiration Date (as defined in the Offer to Purchase, dated April 6, 1999 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand or mail to the Depository. See Section 3 of the Offer to Purchase.

                        THE DEPOSITORY FOR THE OFFER IS:
                                  BT ALEX,BROWN

BY MAIL:   BT ALEX,BROWN
            PO BOX 515
            Baltimore, MD 21203

            Attention: Minotaur Capital Account/Pete Christofferson

BY HAND:   BT ALEX,BROWN
            210 W. Pennsylvania Ave
            Second Floor
            Towson, MD 21204

            Attention: Minotaur Capital Account/Pete Christofferson





    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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

Ladies and Gentlemen:

    The undersigned hereby tenders to Minotaur Capital, Inc., a Florida corporation upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

  Number of Shares: ____________________________________________________________

  Certificate Nos.
    (if available): ____________________________________________________________

--------------------------------------------------------------------------------

  Name(s) of
  Record Holder(s): ____________________________________________________________
                                     Please Type or Print

  Address: _____________________________________________________________________

________________________________________________________________________________
                                                                     Zip Code

  Area Code and
    Tel. No.: ________________________________________________________________


If Shares will be delivered by book-entry transfer, provide the following information:


  Account Number: ____________________________________________________________

  Date: ______________________________________________________________________

  Signature(s): ______________________________________________________________

  ____________________________________________________________________________

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

                                   GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depository of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents (a) in the case of Shares, within three Nasdaq National Market trading days of the date hereof and (b) in the case of rights, if applicable, within a period ending on the later of (i) three Nasdaq National Market trading days after the date hereof and
(ii) three Nasdaq National Market trading days after the date certificates for rights are distributed to stockholders.

    The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and certificates representing Shares and/or rights to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------------------------------------------------

 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________
 ______________________________________________________________________________
                                                                      Zip Code
 Area Code and
   Tel. No.: __________________________________________________________________

 ______________________________________________________________________________

                              Authorized Signature

 Name: ________________________________________________________________________
                                  Please Print

 Title: _______________________________________________________________________
 Date: ________________________________________________________________________


    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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